                                                              EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41187 of Details Capital Corp. on Form S-4 of our report dated May 9, 1997 and December 22, 1997 relating to the financial statements of Colorado Springs Circuits, Inc. as of April 1, 1997 and 1996 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Independent Auditors" in such Prospectus.

Stockman Kast Ryan & Scruggs, P.C.

Colorado Springs, Colorado
January 16, 1998